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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 1 to the registration statement on Form N-1A (the 'Registration Statement') of our report dated March 21, 1996, relating to the financial statements and financial highlights of Salomon Brothers Institutional High Yield Bond Fund, Salomon Brothers Institutional Emerging Markets Debt Fund and Salomon Brothers Institutional Asia Growth Fund (constituting Salomon Brothers Institutional Series Funds Inc), which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement.

                                          PRICE WATERHOUSE LLP


1177 Avenue of the Americas
New York, New York 10036
October 28, 1996


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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 1 to the registration statement on Form N-1A (the 'Registration Statement') of our report dated February 16, 1996, relating to the financial statements and financial highlights of Salomon Brothers New York Municipal Money Market Fund and Salomon Brothers U.S. Treasury Securities Money Market Fund (two of the portfolios constituting Salomon Brothers Series Funds Inc), which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading 'Independent Accountants' in such Statement of Additional Information and to the reference to us under the heading 'Financial Highlights' in such Prospectus.

                                          PRICE WATERHOUSE LLP


1177 Avenue of the Americas
New York, New York 10036
October 28, 1996


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